1128 Pennsylvania NE, Suite 200, Albuquerque, New Mexico 87110 | Tel: 505-255-4852 | www.santafegoldcorp.com

Santa Fe Gold Files Complaint Against Ortiz Mines, Inc.

ALBUQUERQUE, N.M. – August 31, 2011 – Santa Fe Gold Corporation (OTCBB: SFEG), a U.S. based mining and exploration enterprise focused on gold, silver, copper and industrial minerals, today announced that it has filed a Complaint in the United States District Court for the District of New Mexico against Ortiz Mines, Inc. (“OMI”) in connection with OMI’s purported termination of Santa Fe’s exclusive rights to explore, develop and mine gold, silver, copper and other minerals on approximately 90 square miles of the Ortiz Mine Grant in Santa Fe County, New Mexico and OMI’s demand for significant additional consideration to allow the lease to continue.

The Complaint, styled Santa Fe Gold Corporation v. Ortiz Mines, Inc. a/k/a Ortiz Mining Company, No. 1:11- CV-00773, alleges several causes of action, including breach of contract and breach of the covenant of good faith and fair dealing. The Complaint seeks both declaratory and injunctive relief.

The federal court complaint noted that although OMI provided Santa Fe with a purported notice of lease termination because of Santa Fe’s alleged failure to use its best efforts to develop the Ortiz Project, OMI was willing to allow the lease to continue under certain conditions including payment to OMI of significant additional consideration. Furthermore, the Complaint noted Santa Fe’s timely compliance with all payment obligations under the lease and details Santa Fe’s best efforts to develop the project, including obtaining a General Permit Approval (Dry) to conduct dry mining activities on the Ortiz Project on August 19, 2011.

Santa Fe’s President and Chief Executive Officer, Dr. Pierce Carson, said, “We intend to vigorously prosecute this litigation and are confident that we will ultimately prevail on the merits.”

About Santa Fe Gold:
Santa Fe Gold is a U.S. -based mining and exploration enterprise focused on acquiring and developing gold, silver, copper and industrial mineral properties. Santa Fe controls: (i) the Summit mine and Lordsburg mill in southwestern New Mexico, which began processing operations in 2010; (ii) a substantial land position near the Lordsburg mill, comprising the core of the Lordsburg Mining District; (iii) the Ortiz gold property in north-central New Mexico; (iv) the Black Canyon mica deposit and processing equipment near Phoenix, Arizona; and (v) a deposit of micaceous iron oxide (MIO) in western Arizona. Santa Fe Gold intends to build a portfolio of high -quality, diversified mineral assets with an emphasis on precious metals.

To learn more about Santa Fe Gold, visit www.santafegoldcorp.com.

Cautionary Note Regarding Forward-Looking Statements:
This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable US and Canadian securities legislation. All statements, other than statements of historical fact, included herein are forward-looking statements. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the year ended June 30, 2010 and its most recent quarterly reports filed with the United States Securities and Exchange Commission (the “SEC”), and other information released by the Company and filed with the appropriate regulatory agencies. All of the Company's US public disclosure filings may be accessed via www.sec.gov and its Canadian public disclosure filings may be accessed via www.sedar.com, and readers are urged to review these materials.

Contact:
Santa Fe Gold Corp
W. Pierce Carson, President and Chief Executive Officer
505-255-4852